UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. )

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Privia Health Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Privia Health Group, Inc.

950 N. Glebe Rd., Suite 700

Arlington, VA 22203

Telephone: (571) 366-8850

SUPPLEMENT TO THE PROXY STATEMENT FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

We are writing to provide certain clarifications in connection with the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) of Privia Health Group, Inc. (the “Company”) on Wednesday, May 21, 2025 at 11:00 a.m. Eastern Time. This communication supplements the definitive proxy statement in connection with the 2025 Annual Meeting, filed with the Securities and Exchange Commission on April 5, 2025 (the “2025 Proxy Statement”). The Company is providing the following clarifications in light of feedback from Institutional Shareholder Services (“ISS”) in its report dated May 2, 2025 (the “ISS Report”).

Executive Summary

The Company’s position with respect to its classified board structure has not changed and it does not intend to maintain a classified board structure in perpetuity.

As disclosed in the 2025 Proxy Statement, the board intends to continue to evaluate the feasibility of the classified board on an ongoing basis with input from stockholders and expects that its governance structure, including its classified board, will evolve as the Company grows, the market matures, and the Company responds to feedback from its stockholders.

The board and the Company’s position is consistent with its approach in its proxy statement for the 2024 annual meeting of stockholders (the “2024 Proxy Statement”), and to which ISS did not object in its 2024 report.

ISS Report

With respect to Proposal 1 regarding the election of directors, the ISS Report recommends a WITHHOLD vote for governance committee member Pamela Kimmet “given the board’s failure to remove, or subject to a sunset requirement, the classified board.” Specifically, the ISS Report notes the Company “did not provide a commitment that it does not intend to maintain a classified board structure in perpetuity” as it had included in the 2024 Proxy Statement. This appears to have prompted a shift in ISS’s recommendations compared to 2024 based on a perceived change in the Company’s position related to the Company’s classified board structure. The Company would like to clarify that its position with respect to the classified board has not changed since 2024.

Background

In light of the changes in the governance landscape, the Company made a number of revisions to its 2025 Proxy Statement in an effort to update and streamline its disclosure. As part of these updates, the Company deleted the following sentence “we do not intend to maintain a classified board structure in perpetuity,” which had been included in its 2024 Proxy Statement for the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). The Company believed such disclosure to be redundant and did not intend for its removal to be considered a substantive change. As noted above, the Company confirms that it does not intend to maintain a classified board in perpetuity.

Current Stockholder Feedback on the Classified Board

In advance of the 2025 Annual Meeting, the Company conducted substantial stockholder engagement as it had done in advance of the 2024 Annual Meeting. As disclosed in its 2025 Proxy Statement, the Company sought to engage holders representing more than 80% of its outstanding shares of common stock. As part of the initial outreach, stockholders were explicitly invited to discuss any concerns relating to “corporate governance and ESG matters.” The Company, together with the chair of the board, held discussions on these matters with all stockholders who expressed an interest in doing so, which included some of the Company’s largest institutional holders, representing approximately 11% of outstanding shares of common stock.

As part of that engagement, the stockholders expressed a positive view of the classified board at this time based on the Company’s present circumstances, including its limited time operating as a public Company, relatively small market capitalization, and potential for vulnerability to those who may seek to achieve short term goals to the detriment of long-term stockholder interests and returns. In view of the board’s need for a classified board at this time and based on stockholder feedback, the board decided to maintain the classified board at this time as it believes that it provides protection against potential disruptions caused by groups with short-term objectives and allows the Company to focus on its long-term success and maximization of value for stockholders.

Ongoing Evaluation of our Corporate Governance, Including the Classified Board

The board is committed to strong corporate governance. For example, since the Company’s initial public offering, the Company has demonstrated its commitment to thoughtful board composition and refreshment by seating five new directors and removed the supermajority vote requirements in its charter and bylaws. The board recognizes that governance practices typically evolve as companies mature and grow, particularly in the healthcare sector where company development cycles and strategic imperatives differ from other industries. For example, the healthcare industry and physician enablement space remains fragmented and turbulent, the Company believes its operating model and breadth of services is unique, and the Company’s competitive landscape continues to shift as various types of competitors acquire physician practices. The board believes that such evolution requires regular and transparent communication with stockholders, whose feedback and perspectives not only strengthen the board’s understanding of their interests but is an integral part of the board’s own corporate governance review process. As such, as disclosed in the 2025 Proxy Statement, the board intends to continue to evaluate the feasibility of the classified board on an ongoing basis with input from stockholders.

As part of this ongoing evaluation, the board will review all relevant facts and circumstances, including changes specific to the Company and its business such as significant increases in our market capitalization or continued experience and sustained performance across reporting and business cycles, evolutions in its industry, developments in the stockholder landscape, as well as feedback from its stockholders. As the Company grows and the market matures, some of the current risks that the classified board protects the Company against will likely diminish. The board will respond based on good corporate governance principles, including input from the stockholders.

Conclusion

We hope that this letter provides additional, helpful information and context to the matters to be voted on and illustrates the thoughtful attention paid to our shared interest in creating and enhancing long-term stockholder value and strongly urge you to vote FOR all proposals at the 2025 Annual Meeting. If you have any questions or would like to discuss any of these issues further, please contact legal@priviahealth.com.

Sincerely,

David King, Chair of the Nominating and Corporate Governance Committee

Information Regarding Forward-Looking Statements

This supplement relating to the 2025 Proxy Statement contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “could,” “expects,” “anticipates,” “believes,” “predicts,” “potential,” “intend” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.

You should read this supplement relating to the 2025 Proxy Statement with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this supplement relating to the 2025 Proxy Statement. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this supplement relating to the 2025 Proxy Statement, whether as a result of any new information, future events or otherwise.